UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 12, 2024

 Broadcom Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3421 Hillview Avenue
Palo Alto,	California	94304
(Address of principal executive offices including zip code)
(650)	427-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2024, Broadcom Inc. (the “Company”) announced a ten-for-one forward stock split (the “Stock Split”) of the Company’s common stock, to be effected through the filing of an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company filed the Amendment to effect the Stock Split and proportionately increase the number of shares of the Company’s authorized common stock from 2,900,000,000 to 29,000,000,000. The Amendment, which became effective at 4:30 p.m. Eastern Time on July 12, 2024, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01  Other Events.
On July 8, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., BNP Paribas Securities Corp. and HSBC Securities (USA) Inc., acting for themselves and as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $5,000,000,000 aggregate principal amount of its senior notes, consisting of $1,250,000,000 aggregate principal amount of its 5.050% senior notes due 2027 (the “2027 Notes”), $2,250,000,000 aggregate principal amount of its 5.050% senior notes due 2029 (the “2029 Notes”) and $1,500,000,000 aggregate principal amount of its 5.150% senior notes due 2031 (the “2031 Notes” and together with the 2027 Notes and the 2029 Notes, the “Notes”).
The Notes were registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-280715) (the “Registration Statement”), dated July 8, 2024. On July 10, 2024, the Company filed with the U.S. Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”), containing the final terms of the Notes pursuant to Rule 424(b)(2) of the Act. The Notes were sold pursuant to the Underwriting Agreement and were issued pursuant to the Prospectus Supplement. The Notes are governed by the Indenture, dated July 12, 2024 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture No. 1, dated July 12, 2024 (the “Supplemental Indenture”), between the Company and the Trustee.

The 2027 Notes will mature on July 12, 2027, the 2029 Notes will mature on July 12, 2029 and the 2031 Notes will mature on November 15, 2031. The Notes are unsecured, unsubordinated obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness, liabilities and other obligations. The Notes will not be guaranteed by any of the Company’s subsidiaries and will therefore be structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries.

The Company expects to use the net proceeds received from the issuance of the Notes for general corporate purposes and for repayment of debt.

Please refer to the Prospectus Supplement dated July 8, 2024 for additional information regarding the Notes offering and the material terms and conditions of the Notes. The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Underwriting Agreement attached hereto as Exhibit 1.1; (ii) the Base Indenture attached hereto as Exhibit 4.1; (iii) the Supplemental Indenture attached hereto as Exhibit 4.2; and (iv) the forms of Notes attached hereto as Exhibits 4.3 through 4.5, inclusive, each of which are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated July 8, 2024, by and among Broadcom Inc., BofA Securities, Inc., BNP Paribas Securities Corp. and HSBC Securities (USA) Inc. (acting for themselves and as representatives of the several underwriters named therein).

3.1	Amendment to the Amended and Restated Certificate of Incorporation of Broadcom Inc., dated July 12, 2024.

4.1	Indenture, dated July 12, 2024, between Broadcom Inc. and Wilmington Trust, National Association, as trustee.

4.2	Supplemental Indenture No. 1, dated July 12, 2024, between Broadcom Inc. and Wilmington Trust, National Association, as trustee.

4.3	Form of 5.050% Note due 2027 (included in Exhibit 4.2 to this Current Report on Form 8-K).

4.4	Form of 5.050% Note due 2029 (included in Exhibit 4.2 to this Current Report on Form 8-K).

4.5	Form of 5.150% Note due 2031 (included in Exhibit 4.2 to this Current Report on Form 8-K).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated July 12, 2024, with respect to the Notes.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 to this Current Report on Form 8-K).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 12, 2024

Broadcom Inc.

By:	/s/ Kirsten M. Spears
Name:	Kirsten M. Spears
Title:	Chief Financial Officer and Chief Accounting Officer